UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):          OCTOBER 11, 2004


                               ANZA CAPITAL, INC.
             (Exact name of registrant as specified in its charter)


                NEVADA                    O-24512             88-1273503
           (State or other              (Commission        (I.R.S. Employer
    jurisdiction of incorporation)      File Number)      Identification No.)


                         3200 BRISTOL STREET, SUITE 700
                              COSTA MESA, CA  92626
              (Address of principal executive offices)  (zip code)


                                 (714) 866-2100
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report.)


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ITEM 1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     On October 11, 2004, we entered into a Note and Warrant Purchase Agreement whereby our wholly-owned subsidiary, American Residential Funding, Inc., borrowed $125,000 from Amres Holding, LLC, a related party partially owned and controlled by our sole officer and director, Vincent Rinehart. American Residential Funding, Inc. issued a secured convertible note to the borrower, convertible into our common stock at 75% of the average closing bid price for the five trading days before conversion. As additional consideration, we issued a warrant to the borrower to purchaser 250,000 shares of our common stock at $0.10 per share.

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

     On October 11, 2004, we issued warrants to purchase 250,000 shares of our common stock at $0.10 per share to Amres Holding, LLC, a related party partiall owned and controlled by our sole officer and director, Vincent Rinehart. We also agreed to the conversion terms of that certain convertible secured promissory note executed by American Residential Funding, Inc. to be converted into our common stock at 75% of the average closing bid price for the five trading days before conversion. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and the shareholders were accredited.

EXHIBITS

ITEM NO.  DESCRIPTION
--------  -----------

10.1      Note and Warrant Purchase Agreement dated October 11, 2004

10.2      Convertible Secured Promissory Note dated October 11, 2004

10.3      Warrant dated October 11, 2004

10.4      Security Agreement dated October 11, 2004


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 12, 2004             Anza Capital, Inc.,
                                     a Nevada corporation


                                     /s/  Vincent Rinehart
                                     -------------------------------------------
                                     By   Vincent Rinehart
                                     Its: President and Chief Executive Officer


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